Exhibit 13.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Megan Baldwin, Chief Executive Officer of Opthea Limited (the “Company”), and Karen Adams, Vice President Finance of the Company, each hereby certifies that, to the best of his or her knowledge:

1.

The Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2022, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 29, 2022

In Witness Whereof, the undersigned have set their hands hereto as of the 29th day of September, 2022.

/s/ Megan Baldwin/s/ Karen Adams

Megan BaldwinKaren Adams

Chief Executive Officer Vice President Finance

(Principal Executive Officer)(Principal Financial Officer)